UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2008

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 2 - Financial Information

Item 2.06. Material Impairments.

On September 25, 2008, the Registrant determined that in connection with the action taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) and the related impairment in value of the preferred stock issuances of Fannie Mae and Freddie Mac, it would need to record an other-than-temporary impairment in the third quarter of 2008 and take a non-cash after-tax charge to earnings of $459 thousand for its investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac. These securities were included in securities available for sale at the end of the second quarter 2008 at a combined carrying value of $512 thousand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: October 2, 2008	By:	/s/ Vito S. Pantilione
Vito S. Pantilione President and Chief Executive Officer (Duly Authorized Representative)